                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report: July 21, 1999                    Commission File No. 1-10660
                -------------                                        -------
(Date of earliest event reported)



                         BERKSHIRE REALTY COMPANY, INC.
                         ------------------------------

             (Exact name of registrant as specified in its Charter)


         DELAWARE                                       04-3086485
         --------                                       ----------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

One Beacon Street, Suite 1550
Boston, Massachusetts                                     02108
----------------------------------------                ----------
(Address of principal executive offices)                (Zip Code)

                                 (888) 867-0100
                                 --------------
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS

         On July 21, 1999, Berkshire Realty Company, Inc. (the "Company") issued a press release announcing that its stockholders rejected the Plan of Liquidation and Dissolution (the "Plan") presented to them at the Company's Special Meeting of Stockholders held on July 21, 1999. The Company's Restated Certificate of Incorporation, as amended, required the Company's Board of Directors to submit to the holders of the Company's voting stock a plan of liquidation providing for the sale of all of the Company's properties and other assets and the distribution of the net proceeds therefrom to the Company's stockholders. The Company's Board of Directors believed that approval of the Plan was not in the best interests of the Company and its stockholders and recommended that stockholders vote against approval of the Plan. At the Special Meeting, 2,135,778 votes (including shares of the Company's voting stock present in person and represented by proxy) were cast in favor of the proposal, 23,700,944 votes were cast against the proposal and 1,091,344 votes abstained. A copy of the press release has been filed with this Current Report on Form 8-K as
Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  EXHIBITS

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

Exhibit
Number       Description
------       -----------

99.1         Press release dated July 21, 1999.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 21, 1999               BERKSHIRE REALTY COMPANY, INC.



                                    /s/ Marianne Pritchard
                                    -----------------------------------
                                    Marianne Pritchard
                                    Executive Vice President and Chief Financial
                                    Officer of Berkshire Realty Company, Inc.



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                                INDEX TO EXHIBITS



Exhibit
  No.         Description
-------       -----------

99.1          Press release dated July 21, 1999.